UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BlackRock Preferred Partners LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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55 E. 52nd Street New York, NY 10055 Tel 212.810.5300 www.blackrock.com

PLEASE VOTE NOW!

WE NEED YOUR HELP!

IMPORTANT NOTICE FOR UNITHOLDERS OF

BLACKROCK PREFERRED PARTNERS LLC

VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES

FURTHER MAILINGS AND PHONE CALLS

July 20, 2016

Dear Unitholder:

Time is running short and the Special Meeting of Unitholders of BlackRock Preferred Partners LLC (the “Fund”) is rapidly approaching. You recently received proxy materials relating to the proposal to elect the nominees to the Board of Directors of the Fund to be voted on at the Special Meeting of Unitholders of the Fund which will be held at the offices of BlackRock Advisors, LLC, Park Avenue Plaza, 55 East 52nd Street, 11th Floor, New York, NY 10055, on Tuesday, July 26, 2016, at 10:30 a.m. (Eastern Time). The Fund still requires a high level of participation in order to complete the objective of the Special Meeting of Unitholders. You are receiving this 4TH REMINDER notice because you held units in the Fund on the record date and we have not received your vote.

Your prompt proxy vote will SAVE your Fund money it would otherwise spend on sending additional reminder mailings, e-mails and phone calls.

We strongly encourage you to vote your units today.

If you have any questions about the proposal, please call Georgeson LLC, the Fund’s proxy solicitor, toll free at 1-866-328-5445.

Sincerely,

John M. Perlowski

President of BlackRock Preferred Partners LLC

BPP-RMD4